Oppenheimer Corporate Bond Fund
N-SAR Exhibit – Item 77I(a)

Oppenheimer Corporate Bond Fund (the “Registrant”), a Delaware statutory trust, was formerly organized as Oppenheimer Corporate Bond Fund, a Massachusetts business trust.  “Appendix J – Summary Comparison of Governing Documents and State Law,” which describes the general effect of the conversion to a Delaware statutory trust on the rights of all shareholders, is included in the Definitive Proxy Statement of the Registrant on Schedule 14A filed with the Securities and Exchange Commission on December 14, 2011 (Accession Number 0000728889-11-001558) and is hereby incorporated by reference in response to Item 77I of the Registrant’s Form N-SAR.

Oppenheimer Corporate Bond Fund
NSAR Exhibit – Item 77I(b)

Oppenheimer Corporate Bond Fund (the "Registrant") began offering Class I shares on November 28, 2012.  Post−Effective Amendment No. 5 (11-27-12) to the Registrant's Registration Statement, Accession Number 0001133228-12-002300 , which includes the terms of Class I shares, is hereby incorporated by reference in response to Item 77I of the Registrant's Form N−SAR.